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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-462 and 333-12473) of Tegal Corporation of our report dated April 23, 1997 appearing on page 44 of Tegal Corporation's Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this annual report on Form 10-K.

                                          /s/ Price Waterhouse LLP
                                          PRICE WATERHOUSE LLP

San Jose, California
June 24, 1997